Exhibit 99.1

FOR IMMEDIATE RELEASE

MEN’S WEARHOUSE ADOPTS LIMITED DURATION SHAREHOLDER RIGHTS PLAN

Board of Directors Adopts Amended and Restated Bylaws

FREMONT, Calif., October 09, 2013 –The Men’s Wearhouse (NYSE: MW)  today announced that its Board of Directors has adopted a limited duration shareholder rights plan (the “Rights Plan”) and declared a dividend of one right on each share of the Company’s common stock outstanding at 5:00 p.m., Eastern time, on October 21, 2013.  The Rights Plan was adopted following the Company’s rejection of the unsolicited proposal by Jos. A. Bank to acquire Men’s Wearhouse for $48.00 per share as it significantly undervalues Men’s Wearhouse, is inadequate and not in the best interests of the Company or its shareholders. The Rights Plan is not intended to prevent an acquisition of the Company on terms that the Board of Directors considers favorable and fair to, and in the best interests of, all shareholders, and will not do so.

In the absence of further action by the Board of Directors and subject to certain exceptions, the rights generally will become exercisable and allow holders to acquire the Company’s common stock at a discounted price if a person or group acquires beneficial ownership of 10% percent or more of Men’s Wearhouse common stock (15% in the case of a passive institutional investor) in a transaction not approved by the Board of Directors of the Company.  In that situation, rights held by persons or groups that exceed the applicable threshold will be void.  The Rights Plan expires on September 30, 2014 unless earlier redeemed, exchanged or terminated by the Company.

In addition, the Company announced that the Board of Directors has amended and restated the Company’s bylaws and adopted a two-thirds voting standard for approval of shareholder amendments to the bylaws and revised the advance notice provision to require earlier advance notice of intended shareholder nominations of directors and to require persons seeking to make nominations to provide more information about themselves and their nominees.

Details of the Rights Plan are outlined in a summary of the Rights Plan which will be mailed to shareholders.  Additional information regarding the Rights Plan and the bylaw amendment will be contained in the Form 8-K to be filed by Men’s Wearhouse with the U.S. Securities and Exchange Commission.

BofA Merrill Lynch and J.P. Morgan Securities LLC are serving as financial advisors to Men’s Wearhouse, and Willkie Farr & Gallagher LLP is serving as legal advisor.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,137 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection. Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

This press release contains forward-looking information.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities

Litigation Reform Act of 1995.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: sensitivity to economic conditions and consumer confidence, possibility that certain of our expansion strategies may present greater risks, changes in foreign currency rates, actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, including successful integration of acquisitions, performance issues with key suppliers, disruption in buying trends due to homeland security concerns, severe weather, foreign currency fluctuations, government export and import policies, aggressive advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.  Other factors that may impact the forward-looking statements are described in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2013 and Forms 10-Q.  For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

Contacts:

Ken Dennard

Dennard - Lascar Associates

(713) 529-6600

ken@dennardlascar.com

Dan Katcher / Tim Lynch / Andrea Rose

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449